                              THIRD AMENDMENT TO LEASE
                              ------------------------


     THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made as of June 8th, 1993 ("Effective Date"), between MENLO OAKS PARTNERS, L.P., a Delaware limited partnership ("Landlord"), and INFORMIX SOFTWARE, INC., a Delaware corporation ("Tenant").

     THE PARTIES ENTER INTO THIS THIRD AMENDMENT based upon the following facts, understandings and intentions:

     A. Landlord and Tenant are now parties to that certain Menlo Oaks Corporate Center Standard Business lease (Net), dated September 4, 1987, as amended by: (i) that certain First Amendment of Lease of 4300 Bohannon Building, Option to Lease 4500 Bohannon Building and Exercise of Extension Option, dated June 22, 1988, (ii) that certain First Amendment to Lease (4300 Bohannon Drive), dated as of June 18, 1991, (iii) that certain letter agreement dated February 7, 1992, and (iv) that certain Second Amendment to Lease, dated as of July 17, 1992 (as amended, the "Lease"). The Lease is attached hereto as EXHIBIT A. Pursuant to the terms of the Lease, Landlord currently leases to Tenant the following (collectively, the "Existing Premises"): (i) approximately 62,920 rentable square feet of space in Landlord's building located at 4300 Bohannon Drive in Menlo Park, California, and (ii) approximately 13,884 rentable square feet of space in Landlord's building located at 4400 Bohannon Drive (the "4400 Building") in Menlo Park, California.

     B. Tenant has recently requested that Landlord also lease to Tenant approximately Three Thousand One Hundred Forty-six (3,146) rentable square feet of space (the "Additional Space") more particularly known as Suite 260 and Suite 270 of the 4400 Building. The Additional Space is more particularly shown as the cross-hatched areas on EXHIBIT B attached hereto.

     C. Landlord and Tenant now desire to amend the Lease to provide that the Additional Space shall be included as a part of the Premises upon the terms and conditions more particularly described herein. The capitalized terms used in this Third Amendment shall have the meanings given to such terms within the Lease, unless otherwise set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

          1. ADDITIONAL SPACE. Commencing on the date which is the earlier of: (i) July 1, 1993; or (ii) the date upon which Tenant actually takes possession of any portion of the Additional Space for the conduct of Tenant's business thereon (the

"Additional Space Commencement Date"), Landlord hereby leases to Tenant and Tenant leases from Landlord the Additional Space, subject to the provisions of the Lease and the terms and conditions set forth herein. If the Additional Space is not ready for occupancy on the Additional Space Commencement Date for any cause beyond the control of Landlord, this Third Amendment shall remain in effect and Landlord shall not be subject to any liability, provided the Additional Space Commencement Date shall be delayed until the date Tenant actually occupies the Additional Space. From and after the Additional Space Commencement Date, the term "Premises" shall include both the Existing Premises and the Additional Space for all purposes under the Lease.

          2. CONDITION OF ADDITIONAL SPACE. Tenant hereby accepts the Additional Space in an "as-is, where-is" condition, as exists as of the Effective Date, with all defects, whether or not disclosed to Tenant by Landlord, and subject to all applicable laws, ordinances and regulations and any covenants or restrictions of record relating to the Additional Space. Landlord makes no representations or warranties, express or implied, as to the physical condition of the Additional Space, its current compliance with law or its fitness for Tenant's intended use, or the condition of the structural and nonstructural portions of the Additional Space or whether any repairs are necessary to correct pre-existing conditions.

          3. TERM. The term ("Additional Space Term") shall commence on the Additional Space Commencement Date and shall terminate on August 30, 1995, unless terminated earlier pursuant to the terms of the lease.

          4. BASE RENT. From and after the Additional Space Commencement Date, the Base Rent for the Premises payable pursuant to Article 4 of the lease shall be increased to the following amounts:

                          BASS RENT/RENTABLE               BASE RENT
        PERIOD             SQUARE FOOT/MONTH               PER MONTH
        ------             -----------------               ----------

  July 1, 1993-         $1.505 for Existing Premises     $115,590.02
     July 31, 1993      $0.00 for Additional Space       (based on 79,980
                                                         rentable square
                                                         feet)

  August 1, 1993-       $1.505                           $120,369,90
     April 30, 1994                                      (based on 79.980
                                                         rentable square
                                                         feet)





                                         2.

  May 1, 1994-          $1.55                            $123,969.00
     April 30, 1995                                      (based on 79,980
                                                         rentable square
                                                         feet)

  May 1, 1995-          $1.70                            $135,966.00
     August 30, 1995                                     (based on 79,980
                                                         rentable square
                                                         feet)

  September 1, 1995-    $1.70                            $130,566.80
     March 31, 1998                                      (based on 76,804
                                                         rentable square
                                                         feet)

          5. TENANT'S SHARE. From the time period commencing on the Additional Space Commencement Date and terminating on August 31, 1995, Tenant's Share, as set forth in Article 7.1 of the Lease, shall be thirty-six and 82/100 percent (36.82%) of the Operating Expenses attributable to the 4400 Building, which includes Fifteen and 60/100 percent (15.60%) of the Operating Expenses attributable to Phase II, and one hundred percent (100%) of Operating Expenses attributable to the 4300 Building, which includes Fifty-Seven and 63/100 percent (57.63%) of the Operating Expenses attributable to Phase II. As of September 1, 1995, Tenant's Share shall be reduced to thirty percent (30%) of the Operating Expenses attributable to the 4400 Building, which includes Twelve and 72/100 percent (12.72%) of the Operating Expenses attributable to Phase II, and one hundred percent (100%) of the Operating Expenses attributable to the 4300 Building, which includes Fifty-Seven and 63/100 percent (57.63%) of the Operating Expenses attributable to Phase II.

          6. PARKING ACCESS. From and after the Additional Space Commencement Date until August 31, 1995, Tenant's allocation for the use of the parking spaces provided for Phase II of Menlo Oaks Corporate Center, as indicated in EXHIBIT F and in Article 10.3 of the Lease, shall be increased to seventy-three and 23/100 percent (73.23%). As of September 1, 1995, Tenant's allocation for the use of the parking spaces provided for Phase II of Menlo Oaks Corporate Center, as indicated in EXHIBIT F and in Article 10.3 of the Lease, shall be reduced to seventy and 35/100 percent (70.35%).

          7. SECURITY DEPOSIT. Upon the Effective Date, Tenant shall deliver to Landlord the amount of Four Thousand Seven Hundred Thirty-Four Dollars and Seventy-Three Cents ($4,734.73) ("Additional Space Security Deposit") as an additional security deposit to secure Tenant's obligations under the Lease. Landlord's use, retention and return of the Additional Space

                                         3.

Security Deposit, and Tenant's remittance obligations with respect thereto, shall be governed by Article 4.6 of the Lease.

          8. TENANT IMPROVEMENTS. Subject to the terms of this Section 8, Tenant shall have the right, without need for Landlord's consent, to make the alterations to the Additional Space more particularly described in EXHIBIT C attached hereto ("Approved Improvements") . All of the Approved Improvements shall be performed: (i) in a good and workmanlike manner, (ii) in compliance with all applicable laws or permits, (iii) using materials and methods that are at least equal to Landlord's then existing building standards for tenant improvements to the 4400 Building, and (iv) by a contractor reasonably satisfactory to Landlord. The final plans and specifications for any Approved Improvements shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in the Lease, Tenant shall not be obligated to remove the Approved Improvements from the Additional Space at the expiration or earlier termination of the Additional Space Term.

          9. REPRESENTATIONS AND WARRANTIES. Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Landlord is not in default under the Lease and neither Tenant nor any other party has any offset or defense to their performance or obligations under the Lease.

          10. CONTINUING OBLIGATIONS. Except as expressly set forth to the contrary in this Third Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Third Amendment and the terms of the Lease, the terms of this Third Amendment shall control.

                                         4.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment with duplicate counterparts as of the day and year first above written.


                                   "LANDLORD"

                                   MENLO OAKS PARTNERS, L.P., a
                                   Delaware limited partnership

                                   By:  AM LIMITED PARTNERS,
                                        as a General Partner

                                        By:  AMAROK MENLO, INC.,
                                             as a General Partner


                                             By: /s/ J. Marty Brill, Jr.
                                                     J. Marty Brill, Jr.
                                                     President



                                   "TENANT"

                                   INFORMIX SOFTWARE, INC.,
                                   a Delaware corporation



                                   By: /s/ Authorized Signature
                                       Its: Vice President



                                   By: /s/ Authorized Signature
                                       Its: Director Corporate Real Estate